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Exhibit 10.7



         Agreement dated as of January 1, 1997 between Medjet Inc., a Delaware corporation ("Employer") and Eugene I. Gordon ("Employee").

                                 W I T N E S S E T H

         WHEREAS, Employer and Employee are parties to an Employment Agreement dated as of March 15, 1996 (the "Employment Agreement") and Employer and Employee desire to amend the Employment Agreement to increase the Employee's Base Salary thereunder;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. Effective January 1, 1997 the Base Salary under the Employment Agreement is hereby increased to $160,000 per year.

         2. The following bonuses (aggregating $75,000) shall be paid to the Employee upon and if the conditions set forth below for such bonus are met:

     Bonus                                      Condition
     -----                                      ---------

     $25,000 An Investigational Device Exemption ("IDE") is issued to the Employer for any of the Employer's keratomes on or before June 30, 1997

     $25,000 An IDE is issued to the Employer for any of the Employer's other keratomes on or before December 31, 1997

     $25,000 The Employer has received an FDA 510(k) clearance on or before December 31, 1997 for any of its keratomes

         3. Except as amended hereby, the Employment Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              MEDJET INC.


                              By:   /s/ Thomas M. Handschiegel
                                    -----------------------------------------


                              /s/ Eugene I. Gordon
                              -----------------------------------------------
                              Eugene I. Gordon


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